Exhibit 99.1 - VillageEDOCS Plans to Voluntarily Deregister Common Stock and Move to Pink Sheets

SANTA ANA, CA – February 8, 2010.  VillageEDOCS, Inc. (OTCBB: VEDO), a leading Software as a Service (SaaS) provider, announces that we have filed a Schedule 13E-3 and related Information Statement with the Securities and Exchange Commission in connection with a proposed transaction that is intended to result in the voluntary termination of the registration of our common stock under the federal securities laws. If the transaction is completed, VillageEDOCS’ obligation to file periodic reports with the SEC will be suspended. The de-registration of VillageEDOCS’ common stock would also have the effect of terminating the eligibility of our common stock for quotation on the OTC Bulletin Board. However, we intend to take such actions within our control to enable our securities to be quoted in the Pink Sheets by broker-dealers so that our shareholders may have a place to trade their shares.

Although not required by the Pink Sheets, VillageEDOCS intends to continue to:

•	Provide transparency to our shareholders
•	Provide on-going financial information to the public on at least a quarterly basis
•	Maintain our current code of ethics and our code of business conduct

After careful consideration, we concluded that the costs associated with our being a public reporting company are not justified by the benefits we expect to receive.  The burden placed on VillageEDOCS, given our size, for maintaining our reporting status is considerable, both from a financial and management time standpoint. Considering the illiquidity and thinly traded nature of our stock, the recent market conditions and foreseeable market conditions which do not appear to be favorable, the lack of analyst coverage and the substantial and ever-increasing costs of public company reporting and compliance, we believe that VillageEDOCS and its shareholders are not receiving a meaningful benefit from the necessary investment in time and money by maintaining public reporting compliance. We believe that our shareholders are better served by deregistration, which will allow management to work to further increase shareholder value by dedicating more time and capital toward increasing market awareness of the capabilities of our MessageVision Platform (MVP), which combines the power of electronic information exchange, content and business process management, and unified communications, delivered as one unique Software as a Service (SaaS) in a private or public cloud.

Our Board of Directors and shareholders owning approximately 68% of our outstanding shares have approved a 1-for-10,000 reverse split of our common stock, such that shareholders owning less than one whole share following the reverse split will receive cash in lieu of fractional interests in the amount equal to $0.015 per share for each pre-split share that becomes a fractional interest. As a result, shareholders owning fewer than 10,000 shares of our common stock on a pre-split basis at the close of business on the record date will no longer be shareholders of the Company. Shareholders owning 10,000 or more shares of our common stock on a pre-split basis on the record date will not be entitled to receive cash in lieu of whole or fractional shares of our common stock resulting from the reverse split. Following the reverse split, we intend to effect a 10,000-for-1 forward split. The net effect will be that all shareholders owning at least 10,000 shares before the reverse split will own the same number of shares after the forward split. We intend to cease filing periodic reports with the SEC as soon as possible under the securities laws following the completion of this transaction. However, we intend to provide financial results to the public and the Pink Sheets on at least a quarterly basis.

The determination of the record date, the completion date, and the consummation of the proposed transaction are subject to a number of conditions, including the completion of various filings with the SEC and the filing of amendments to our Articles of Incorporation with the Delaware Secretary of State.

About VillageEDOCS, Inc.

VillageEDOCS (VEDO) provides the MessageVision Platform (MVP) a leading SaaS offering that ships business information electronically and manages it by capturing, forming and delivering information using business process management and communication.  MVP is a combination of unified communications and business process management solutions blended into a single, unified, scalable platform; eliminating the need for capital expenditures, operational costs and broad technology risks.  MVP provides a single source for a wide range of business information management and communication applications on a pay-as-you-go financial model. For further information on VillageEDOCS, visit our website at www.villageedocs.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including those relating to the timing and potential benefits of the stock split and deregistration transaction, the eligibility of our shares to trade in the Pink Sheets market or on any market, our future financial position and future financial results, and plans and objectives of management, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Such risks and uncertainties include, among others, the timing of SEC review of the proposed transaction, the efforts of broker-dealers to make a market in our securities, our ability to satisfy the conditions for completing the transaction, and the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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